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                                                                   EXHIBIT 14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion into this Pre-Effective Amendment No. 1 under the Securities Act of 1933 to the Registration Statement on Form N-14 (Registration No. 333-71437) of our report dated February 22, 1999 on our audits of the financial statements and financial highlights of Manufacturers Investment Trust, for the year ended December 31, 1998. We also consent to the references to our Firm under the captions "Financial Statements and Experts" and "Independent Accountants" in Parts A and B of the Registration Statement, respectively.


                                          /s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 1999